                            GLOBAL CUSTODY AGREEMENT

     This AGREEMENT is effective September 30, 1996, and is between THE CHASE
MANHATTAN BANK ("Bank") and MORGAN STANLEY RUSSIA & NEW EUROPE FUND, INC.
("Customer").

1. CUSTOMER ACCOUNTS.

     Bank agrees to establish and maintain the following accounts ("Accounts"):

     (a) A custody account in the name of Customer ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3) for the account of
Customer ("Securities"); and

     (b) A deposit account in the name of Customer ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check.

     Customer warrants its authority to: (1) deposit the cash and Securities
("Assets") received in the Accounts and (2) give Instructions (as defined in
Section 11) concerning the Accounts. Bank may deliver Securities of the same class in place of those deposited in the Custody Account.

     Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

2. MAINTENANCE OF SECURITIES AND CASH AT BANK AND SUBCUSTODIAN LOCATIONS.

     All Securities delivered to the Bank or to any Subcustodian (other than in bearer form) shall be registered in the name of the Customer or in the name of a nominee of the Customer or in the name of the Bank or any nominee of the Bank
(with or without indication of fiduciary status) or in the name of any
Subcustodian or any nominee of such Subcustodian appointed pursuant to Section 3 hereof or shall be properly endorsed and in form for transfer satisfactory to the Bank. In the absence of Proper Instructions, the Bank shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any Securities and non-cash Assets, except in accordance with the express terms hereof.

     Unless Instructions specifically require another location acceptable to
Bank:

     (a) Securities shall be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such
Securities are to be presented for payment or where such Securities are acquired; and

     (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

     Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency.
To the extent Instructions are issued and Bank can comply with such
Instructions, Bank is authorized to maintain cash balances on deposit for
Customer with itself or one of its "Affiliates" at such reasonable rates of interest as may from time to time be paid on such

accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.

     If Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

3. SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

     Bank may act hereunder through the subcustodians listed in Schedule A hereof with which Bank has entered into subcustodial agreements
("Subcustodians"). Customer authorizes Bank to hold Assets that are in the
Accounts in accounts which Bank has established with one or more of its branches or Subcustodians. Bank and Subcustodians are authorized to hold any of the
Securities in their account with any securities depository in which they participate.

     Bank reserves the right to add new, replace or remove Subcustodians.
Customer shall be given reasonable notice by Bank of any amendment to Schedule
A. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian of Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

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4. USE OF SUBCUSTODIAN.

     (a) Bank shall identify the Assets on its books as belonging to Customer.

     (b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.

     (c) Any Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

     (d) Any agreement Bank enters into with a Subcustodian for holding the
Bank's customer assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such
Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration. The foregoing shall not apply to the extent of any special agreement or arrangement made by
Customer with any particular Subcustodian.

5. DEPOSIT ACCOUNT TRANSACTIONS.

     (a) Bank or its Subcustodians shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.

     (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance
Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.

     (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6. CUSTODY ACCOUNT TRANSACTIONS.

     (a) Securities shall be transferred, exchanged or delivered by Bank or its
Subcustodian upon receipt by Bank of Instructions which include all information required by Bank. Settlement and payment for, Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Securities out of the Custody Account may
also be made in any manner specifically required by Instructions acceptable to
Bank.

                                       3

     (b) Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities. Otherwise, such transactions shall be credited or debited to the Accounts on the date cash or Securities are actually received by Bank and reconciled to the Account.

         (i) Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by Bank in its discretion, after the contractual settlement date for the related transaction.

         (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, Bank may reverse the credits and debits of the particular transaction at any time.

7. ACTIONS OF BANK.

     A. Bank shall follow Instructions received regarding assets held in the
Accounts. However, until it receives Instructions to the contrary, Bank shall:

     (i) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is actually aware of such opportunities.

     (ii) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

     (iii) Exchange interim receipts or temporary Securities for definitive
Securities.

     (iv) Appoint brokers and agents for any transaction involving the
Securities, including, without limitation, Affiliates of Bank or any
Subcustodian.

     (v) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

     B. Upon receipt of Instructions and not otherwise, the Bank, directly or through the use of a Securities Depository or the Book-Entry System, shall:

     (i) Execute and deliver to such persons as may be designated in such
Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Customer as owner of any securities may be exercised;

     (ii) Deliver any Securities held for the Customer against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

     (iii) Deliver any securities held for the Customer to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, against receipt of such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

     (iv) Make such transfers or exchanges of the assets of the Customer and take such other steps as shall be stated in said Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Customer;

                                       4

     (v) Release Securities belonging to the Customer to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by the Customer; provided, however, that securities shall be released only upon payment to the Bank of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further Securities may be released for the purpose;
and pay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

     (vi) Deliver any Securities held for the Customer upon the exercise of a covered call option written by the Customer on such Securities; and

     (vii) Deliver Securities held for the Customer pursuant to separate security lending agreements concerning the lending of the Customer's securities into which the Customer may enter, from time to time; it being understood that the Bank shall not be obligated to act as lending agent for the Customer.

         The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the
Assets. Unless the Customer sends the Bank a written exception or objection to any Bank statement within sixty (60) days of receipt, the Customer shall be deemed to have approved such statement.

         All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of
Customer. Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which Bank has agreed to take any action hereunder.

8. CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

     (a) Corporate Actions. Whenever Bank receives information concerning the
Securities which requires discretionary action by the beneficial owner of the
Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer notice of such Corporate Actions to the extent that Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers and Bank shall use reasonable efforts to obtain information concerning Corporate Actions.

     When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall endeavor to obtain Instructions from
Customer or its Authorized Person, but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

                                       5

     (b) Proxy Voting. Bank shall provide proxy voting services, if elected by
Customer, in accordance with the terms of the proxy voting services rider hereto. Proxy voting services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of
Bank).

     (c) Tax Reclaims.

         (i) Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of Customer which Bank believes may be available to such Customer.

         (ii) The provision of tax reclaim services by Bank is conditional upon
Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from Bank). Customer acknowledges that, if Bank does not receive such declarations, documentation and information, additional
United Kingdom taxation shall be deducted from all income received in respect of
Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax shall be deducted from U.S. source income.
Customer shall provide to Bank such documentation and information as Bank may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

         (iii) Bank shall not be liable to Customer or any third party for any tax, fines or penalties payable by Bank or Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by
Customer or any third party, or as a result of the provision to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of Bank.
The Bank shall be liable for any such tax, fines or penalties resulting from the willful default, gross negligence or bad faith of the Bank, its employees,
Subcustodians or agents.

         (iv) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the
Securities or Cash Accounts.

         (v) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

         (vi) Customer confirms that, in connection with the tax reclaim services contemplated hereby, Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to
Customer or the Securities and/or Cash held for Customer.

         (vii) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of
Bank); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if it performed such services itself.

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9. NOMINEES.

     Securities which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or securities depository, as the case may be. Bank may without notice to Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank,
Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10. AUTHORIZED PERSONS.

     As used herein, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from
Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives
Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11. INSTRUCTIONS.

     The term "Instructions" means instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to Bank which Bank believes in good faith to have been given by
Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded.

     Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized
Persons.

12. STANDARD OF CARE; LIABILITIES.

     (a) Bank shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

         (i) Bank shall use reasonable care with respect to its obligations hereunder and the safekeeping of Assets. Bank shall be liable to Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that Bank would be liable to Customer if Bank were holding such
Assets in New York. In the event of any loss to Customer by reason of the failure of Bank or its Subcustodian to utilize reasonable care, Bank shall be liable to Customer only to the extent of Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. Bank shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including,

                                       7

but not limited to, lost profits) suffered by Customer in connection with the transactions contemplated hereby and the relationship established hereby even if
Bank has been advised as to the possibility of the same and regardless of the form of the action. Bank shall not be responsible for the insolvency of any
Subcustodian which is not a branch or Affiliate of Bank.

         (ii) Bank shall not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith, and such act does not constitute willful misfeasance on the part of the Bank or a reckless disregard of the Bank's duties, obligations and responsibilities hereunder.

         (iii) Bank shall be indemnified by, and without liability to Customer for any action taken or omitted by Bank whether pursuant to Instructions or otherwise within the scope hereof if such act or omission was in good faith, without negligence. In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

         (iv) Customer agrees to pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts, other than any income tax on profits payable by the
Bank with respect to fees paid to the Bank out of the Account for services rendered by the Bank hereunder.

         (v) Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         (vi) Bank need not maintain any insurance for the benefit of Customer.

         (vii) Without limiting the foregoing, Bank shall not be liable for any loss which results from: (1) the general risk of investing, or (2) investing or holding Assets in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities, abnormal operating conditions, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry;
currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of
Assets.

         (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

     (b) Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:

         (i) question Instructions or make any suggestions to Customer or an
Authorized Person regarding such Instructions;

         (ii) supervise or make recommendations with respect to investments or the retention of Securities;

         (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in
Section 5(c) hereof;

                                       8

         (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant hereto; and

         (v) review or reconcile trade confirmations received from brokers.
Customer or its Authorized Persons (as defined in Section 10) issuing
Instructions shall bear any responsibility to review such confirmations against
Instructions issued to and statements issued by Bank.

     (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

13. FEES AND EXPENSES.

     Customer agrees to pay Bank for its services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees (but excluding legal fees in connection with the preparation, review and execution hereof). Bank shall have a lien on and is authorized to charge any Accounts of Customer for any amount owing to Bank under any provision hereof.

14. MISCELLANEOUS.

     (a) Foreign Exchange Transactions. To facilitate the administration of
Customer's trading and investment activity, Bank is authorized to enter into spot or forward foreign exchange contracts with Customer or an Authorized Person for Customer and may also provide foreign exchange through its subsidiaries,
Affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its subsidiaries, Affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of Bank, its subsidiary, Affiliate or
Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.

     (b) Certification of Residency, etc. Customer certifies that it is a resident of the United States and agrees to notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder.
Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

     (c) Access to Records. Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to the Assets as is required in connection with their examination of books and records pertaining to
Customer's affairs. Subject to restrictions under applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of Customer's books and records.

     (d) Governing Law: Successors and Assigns Captions. THIS AGREEMENT SHALL BE
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND
TO BE PERFORMED IN NEW YORK and shall not be assignable by either party, but

                                       9

shall bind the successors in interest of Customer and Bank. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.

     (e) Entire Agreement: Applicable Riders. Customer represents that the
Assets deposited in the Accounts are (Check one):

     -----  Employee Benefit Plan or other assets subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA");

       X    Investment Company assets subject to certain U.S. Securities and
Exchange Commission ("SEC") rules and regulations;

             Neither of the above.
     ------

     This Agreement consists exclusively of this document together with
Schedules A and B, Exhibits I -          and the following Rider(s) [Check
applicable rider(s)]:

              ERISA
     -------

        X     INVESTMENT COMPANY
     -------

        X     PROXY VOTING
     -------

              SPECIAL TERMS AND CONDITIONS
     -------

         There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

                                       10

     (f) Severability. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

     (g) Waiver. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

     (h) Representations and Warranties. (i) Customer hereby represents and warrants to Bank that: (A) it has full authority and power to deposit and control the Securities and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement is its legal, valid and binding obligation, enforceable in accordance with its terms;
(D) it shall have full authority and power to borrow moneys and enter into foreign exchange transactions; and (E) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank. (ii) Bank hereby represents and warrants to Customer that: (A) it has the power and authority to perform its obligations hereunder, (B) this Agreement constitutes a legal, valid and binding obligation on it; enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.

     (i) Notices. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank: The Chase
Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, N.Y. 11245, Attention:
Global Custody Division; and (b) Customer: Morgan Stanley Russia & New Europe
Fund, Inc., 1221 Avenue of the Americas, New York, N.Y. 10020, ATT: M. Paul
Martin (Phone: (212) 296-7517 and fax: 921-5477), with a copy to Morgan Stanley
Asset Management, Inc., 1221 Avenue of the Americas, New York, N.Y. 10020,
attn.: General Counsel.

     (j) Termination. This Agreement may be terminated by Customer or Bank by giving sixty (60) days written notice to the other, provided that such notice to
Bank shall specify the names of the persons to whom Bank shall deliver the
Assets in the Accounts. If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice, deliver to Bank
Instructions specifying the names of the persons to whom Bank shall deliver the
Assets. In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to Bank.

     (k) Imputation of Certain Information. Bank shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a "Chinese
Wall" arrangement. If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may refrain from effecting each transaction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                  MORGAN STANLEY RUSSIA & NEW EUROPE FUND, INC.

                             By:   /s/
                                   ---------------------------------------------
                                   Title:
                                   Date:

                             THE CHASE MANHATTAN BANK

                             By:   /s/
                                   ---------------------------------------------
                                   Title:
                                   Date:

STATE OF NEW YORK                           )

                                            :  ss.

COUNTY OF NEW YORK                          )

         On this               day of September, 1996, before me personally came
                                    , to me  known,  who  being  by me  duly
sworn, did depose and say that he is President of MORGAN STANLEY RUSSIA & NEW
EUROPE FUND, INC., the entity described in and which executed the foregoing instrument; that he knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he signed his name thereto by like order.

Sworn to before me this _______

day of September, 1996.

         Notary

STATE OF NEW YORK                           )

                                            :  ss.

COUNTY OF NEW YORK                          )

         On this day of September, 1996, before me personally came , to me known, who being by me duly sworn, did depose and say that he/she resides in at
; that he/she is a Vice President of THE CHASE MANHATTAN BANK, the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

Sworn to before me this _______

day of September, 1996.

         Notary

              Investment Company Rider to Global Custody Agreement

                      Between The Chase Manhattan Bank and

                  MORGAN STANLEY RUSSIA & NEW EUROPE FUND, INC.

                           effective September , 1996

         Customer represents that the Assets being placed in Bank's custody are subject to the Investment Company Act of 1940, as amended (the "Act"), as the same may be amended from time to time.

         Except to the extent that Bank has specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the SEC or the Exemptive Order applicable to accounts of this nature issued to Bank (1940 Act, Release No. 12053, November 20, 1981), as
amended, or unless Bank has otherwise specifically agreed, Customer shall be solely responsible to assure that the maintenance of Assets hereunder complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the Securities and Exchange Commission.

         The following modifications are made to the Agreement:

         Section 3.        Subcustodians and Securities Depositories.
                           -----------------------------------------

         Add the following language to the end of Section 3:

         The terms Subcustodian and securities depositories as used herein shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

         (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Act;

         (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof) as of the close of its fiscal year most recently completed prior to the date hereof, (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) as of the close of its fiscal year most recently completed prior to the date hereof, (iii)
a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by
Bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

         (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country; or (ii) a transnational system for the central handling of securities or equivalent book-entries.

                                       1

         Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule A hereto and the terms of the subcustody agreements between Bank and each Subcustodian, which are attached as Exhibits I through __ of Schedule A, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders.
Bank shall supply Customer with any amendment to Schedule A for approval.
Customer has supplied or shall supply Bank with certified copies of its Board of
Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

         Section 11.       Instructions.
                           ------------

         Add the following language to the end of Section 11:

         Deposit Account Payments and Custody Account Transactions made pursuant to Section 5 and 6 hereof may be made only for the purposes listed below.
Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to Customer by law or as may be set forth in its prospectus.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

         (b) When Securities are called, redeemed or retired, or otherwise become payable;

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

         (d) Upon conversion of Securities pursuant to their terms into other securities;

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

         (g) In connection with any borrowings by Customer requiring a pledge of
Securities, but only against receipt of amounts borrowed;

         (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to Customer;

         (i) For the purpose of redeeming shares of the capital stock of
Customer and the delivery to, or the crediting to the account of, Bank, its
Subcustodian or Customer's transfer agent, such shares to be purchased or redeemed;

         (j) For the purpose of redeeming in kind shares of Customer against delivery to Bank, its Subcustodian or Customer's transfer agent of such shares to be so redeemed;

         (k) For delivery in accordance with the provisions of any agreement among Customer, Bank and a broker-dealer registered under the Securities
Exchange Act of 1934 and a member of The National Association of Securities
Dealers, Inc., relating to compliance with the rules of The Options Clearing

                                       2

Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by Customer;

         (1) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration,
Bank shall receive from brokers the Securities previously deposited. Bank shall act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and shall have no responsibility or liability for any such
Securities which are not returned promptly when due other than to make proper request for such return;

         (m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

         (n) For other proper purposes as may be specified in Instructions issued by an officer of Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing Customer; and

         (o) Upon the termination hereof as set forth in Section 14(j).

         Section 12.    Standard of Care; Liabilities.
                        -----------------------------

         Add the following at the end of Section 12:

         (d) Bank hereby warrants to Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. Bank, each eligible foreign custodian and each eligible foreign securities depository holding Customer's Securities pursuant hereto afford protection for such Securities at least equal to that afforded by
Bank's established procedures with respect to similar securities held by Bank and its securities depositories in New York.

         Section 14.     Access to Records.
                         -----------------

         Add the following language to the end of Section 14(c):
         -----------------------------------------------------

         Upon reasonable request from Customer, Bank shall furnish Customer such reports (or portions thereof) of Bank's system of internal accounting controls applicable to Bank's duties hereunder. Bank shall endeavor to obtain and furnish
Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding Assets.

                                       3

                           GLOBAL PROXY SERVICE RIDER

                           To Global Custody Agreement

                                     Between

                            THE CHASE MANHATTAN BANK

                                       AND

         MORGAN STANLEY RUSSIA & NEW EUROPE FUND, INC. (the "Customer")

                            dated September 30, 1996.

     1. Global Proxy Services (the "Services") shall be provided for the countries listed in the procedures and guidelines ("Procedures") furnished to
Customer, as the same may be amended by Bank from time to time on prior notice to Customer. The Procedures are incorporated by reference herein and form a part of this Rider.

     2. The Services shall consist of those elements as set forth in the
Procedures, and shall include (a) notifications ("Notifications") by Bank to
Customer of the dates of pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Bank or provided to Bank by its
Subcustodians or third parties, and (b) voting by Bank of proxies based on
Customer Directions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Bank or its Subcustodian. In this respect Bank's only obligation is to provide information from sources it believes to be reliable and/or to provide materials summarized and/or translated in good faith. Bank reserves the right to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Customer, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

     3. While Bank shall attempt to provide accurate and complete Notifications, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon Notifications where
Bank prepared the same in good faith.

     4. Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise under the Agreement, in performing Services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such Services.

     5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Financial
Assets are: (i) on loan; (ii) at registrar for registration or reregistration;
(iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting; (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or (vi)
held in a margin or collateral account.

     6. Customer acknowledges that in certain countries Bank may be unable to vote individual proxies hut shall only be able to vote proxies on a net basis
(e.g., a net yes or no vote given the voting instructions received from all customers).

                                       1

     7. Customer shall not make any use of the information provided hereunder, except in connection with the funds or plans covered hereby, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and shall not directly or indirectly compete with
Bank or diminish the market for the Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.

     8. The names of Authorized Persons for Services shall be furnished to Bank in accordance with ss. 10 of the Agreement. Fees for the Services shall be agreed as set forth in ss. 13 of the Agreement or separately agreed.

                                       2

                       SPECIAL TERMS AND CONDITIONS RIDER
                       ----------------------------------

                            GLOBAL CUSTODY AGREEMENT

               WITH: MORGAN STANLEY RUSSIA & NEW EUROPE FUND, INC.

                             DATE September 30, 1996

                                       3

                               DOMESTIC AND GLOBAL

                       SPECIAL TERMS AND CONDITIONS RIDER
                       ----------------------------------

Domestic Corporate Actions and Proxies
--------------------------------------

With respect to domestic U.S. and Canadian Securities (the latter if held in
DTC), the following provisions shall apply rather than the pertinent provisions of Section 8 of the Agreement and the Global Proxy Service rider:

         Bank shall send to Customer or the Authorized Person for a Custody
         Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by Bank for this purpose.

                                       4

AUGUST, 1996

                           SUB-CUSTODIANS EMPLOYED BY

                     THE CHASE MANHATTAN BANK GLOBAL CUSTODY

COUNTRY                       SUB-CUSTODIAN                                             CORRESPONDENT BANK
-------                       -------------                                             ------------------

ARGENTINA                     The Chase Manhattan Bank                                  The Chase Manhattan Bank Buenos Aires
                              Arenales 707, 5th Floor
                              De Mayo 130/140
                              1061Buenos Aires
                              ARGENTINA

AUSTRALIA                     The Chase Manhattan Bank                                  The Chase Manhattan Bank Sydney
                              36th Floor
                              World Trade Centre
                              Jamison Street
                              Sydney
                              New South Wales 2000
                              AUSTRALIA

AUSTRIA                       Creditanstalt - Bankverein                                Credit Lyonnais Bank Vienna
                              Schottengasse 6
                              A - 1011, Vienna
                              AUSTRIA

BANGLADESH                    Standard Chartered Bank                                   Standard Chartered Bank Dhaka
                              18-20 Motijheel C.A.
                              Box 536,
                              Dhaka-1000
                              BANGLADESH

BELGIUM                       Generale Bank                                             Credit Lyonnais Bank Brussels
                              3 Montagne Du Parc
                              1000 Bruxelles
                              BELGIUM

BOTSWANA                      Barclays Bank of Botswana Limited                         Barclays Bank of Botswana Gaborone
                              Barclays House
                              Khania Crescent
                              Gaborone
                              BOTSWANA

BRAZIL                        Banco Chase Manhattan, S.A.                               Banco Chase Manhattan S.A. Sao Paulo
                              Chase Manhattan Center
                              Rua Verbo Divino, 1400
                              Sao Paulo, SP 04719-002
                              BRAZIL

                                       1

COUNTRY                       SUB-CUSTODIAN                                             CORRESPONDENT BANK
-------                       -------------                                             ------------------

CANADA                        The Royal Bank of Canada                                  Royal Bank of Canada Toronto
                              Royal Bank Plaza
                              Toronto
                              Ontario M5J 2J5
                              CANADA

                              Canada Trust                                              Royal Bank of Canada Toronto
                              Canada Trust Tower
                              BCE Place
                              161 Bay at Front
                              Toronto
                              Ontario M5J 2T2
                              CANADA

CHILE                         The Chase Manhattan Bank,                                 The Chase Manhattan Bank, Santiago
                              Agustinas 1235
                              Casilla 9192
                              Santiago
                              CHILE

COLOMBIA                      Cititrust Colombia S.A.                                   Cititrust Colombia S.A.
                              Sociedad Fiduciaria                                       Sociedad Fiduciaria
                              Carrera 9a No 99-02                                       Santafe de Bogota
                              Santafe de Bogota, DC
                              COLOMBIA

CYPRUS                        Barclays Bank plc                                         Barclays Bank plc,
                              Cyprus Offshore Banking Unit                              Nicosia
                              2nd & 3rd Floor
                              88 Dighenis Akritas Avenue
                              PO Box 7320
                              1644 Nicosia
                              CYPRUS

CZECH REPUBLIC                Ceskoslovenska Obchodni Banka, A.S.                       Komercni Banka, A.S.,
                              Na Prikope 14                                             Praha
                              115 20 Praha 1
                              CZECH REPUBLIC

DENMARK                       Den Danske Bank                                           Den Danske Bank
                              2 Holmens Kanala DK 1091                                  Copenhagen
                              Copenhagen
                              DENMARK

ECUADOR                       Citibank, N.A.                                            Citibank NA,
                              Juan Leon Mera                                            Quito
                              130 y Patria Quito
                              ECUADOR

                                       2

COUNTRY                       SUB-CUSTODIAN                                             CORRESPONDENT BANK
-------                       -------------                                             ------------------

EGYPT                         National Bank of Egypt                                    National Bank of Egypt
                              1187, Corniche El-Nile Plaza                              Cairo
                              Cairo
                              EGYPT

ESTONIA                       HansaBank                                                 Tallinna Bank
                              Liivalaia 8                                               Tallinn
                              EE0100 Tallinn
                              ESTONIA

EUROBONDS                     Cedel Bank S.A.                                           ECU:Lloyds Bank PLC
                              67 Boulevard Grande Duchesse Charlotte                    International Banking Division
                              LUXEMBOURG                                                London
                              A/c The Chase Manhattan Bank, N.A.                        For all other currencies: see
                              London                                                    relevant country
                              A/c No. 17817

EURO CDS                      First Chicago Clearing Centre                             ECU:Lloyds Bank PLC Banking Division
                              27 Leadenhall Street                                      London
                              London EC3A 1AA                                           For all other currencies: see relevant
                              UNITED KINGDOM                                            country

FINLAND                       Merita Bank KOP                                           Merita Bank KOP
                              Aleksis Kiven 3-5                                         Helsinki
                              00500 Helsinki
                              FINLAND

FRANCE                        Banque Paribas                                            Societe Generale
                              Ref 256                                                   Paris
                              BP 141
                              3, Rue D'Antin
                              75078 Paris
                              Cedex 02
                              FRANCE

GERMANY                       Chase Bank A.G.                                           Chase Bank A. G.
                              Alexanderstrasse 59                                       Frankfurt
                              Postfach 90 01 09
                              60441 Frankfurt/Main
                              GERMANY

GHANA                         Barclays Bank of Ghana Ltd                                Barclays Bank
                              Barclays House                                            Accra
                              High Street
                              Accra
                              GHANA

                                       3

COUNTRY                       SUB-CUSTODIAN                                             CORRESPONDENT BANK
-------                       -------------                                             ------------------

GREECE                        Barclays Bank Plc                                         National Bank of Greece S.A.
                              1 Kolokotroni Street                                      Athens
                              10562 Athens                                              A/c Chase Manhattan Bank
                              GREECE                                                    London
                                                                                        A/c No. 040/7/921578-68

HONG KONG                     The Chase Manhattan Bank,                                 The Chase Manhattan Bank
                              40/F One Exchange Square
                              8, Connaught Placea
                              Central, Hong Kong
                              HONG KONG

HUNGARY                       Citibank Budapest Rt.                                     Citibank Budapest Rt.
                              Vaci Utca 19-21                                           Budapest
                              1052 Budapest V
                              HUNGARY

INDIA                         The Hongkong and Shanghai                                 The Hongkong and Shanghai
                              Banking Corporation Limited                               Banking Corporation Limited
                              52/60 Mahatma Gandhi Road                                 Bombay
                              Bombay 400 001
                              INDIA

                              Deutsche Bank AG                                          Deutsche Bank
                              Securities & Custody Services                             Bombay
                              Kodak House
                              222 D.N. Road, Fort
                              Bombay 400 001
                              INDIA

INDONESIA                     The Hongkong and Shanghai                                 The Chase Manhattan Bank Jakarta
                              Banking Corporation Limited
                              World Trade Center
                              J1. Jend Sudirman Kav. 29-31
                              Jakarta 10023
                              INDONESIA

IRELAND                       Bank of Ireland                                           Allied Irish Bank
                              International Financial Services Centre                   Dublin
                              1 Harbourmaster Place
                              Dublin 1
                              IRELAND

ISRAEL                        Bank Leumi Le-Israel B.M.                                 Bank Leumi Le-Israel B.M.
                              19 Herzl Street                                           Tel Aviv
                              61000 Tel Aviv
                              ISRAEL

                                       4

COUNTRY                       SUB-CUSTODIAN                                             CORRESPONDENT BANK
-------                       -------------                                             ------------------

ITALY                         The Chase Manhattan Bank,                                 The Chase Manhattan Bank,
                              Piazza Meda 1                                             Milan
                              20121 Milan
                              ITALY

JAPAN                         The Fuji Bank Ltd                                         The Chase Manhattan Bank
                              6-7 Nihonbashi-Kabutocho                                  Tokyo
                              Chuo-Ku
                              Tokyo
                              JAPAN

JORDAN                        Arab Bank Limited                                         Arab Bank Limited
                              P O Box 950544-5                                          Amman
                              Amman
                              Shmeisani
                              JORDAN

KENYA                         Barclays Bank of Kenya                                    Barclays Bank of Kenya
                              Third Floor                                               Nairobi
                              Queensway House
                              Nairobi
                              Kenya

LUXEMBOURG                    Banque Generale du Luxembourg S.A.                        Banque Generale du Luxembourg
                              50 Avenue J.F. Kennedy                                    S.A.
                              L-2951 LUXEMBOURG                                         Luxembourg

MALAYSIA                      The Chase Manhattan Bank,                                 The Chase Manhattan Bank,
                              Pernas International                                      Kuala Lumpur
                              Jalan Sultan Ismail
                              50250, Kuala Lumpur
                              MALAYSIA

MAURITIUS                     Hongkong and Shanghai Banking Corporation Ltd             Hongkong and Shanghai Banking
                              Curepipe Road                                             Corporation Ltd.
                              Curepipe                                                  Curepipe
                              MAURITIUS

MEXICO                        The Chase Manhattan Bank, S.A.                            No correspondent Bank
                              Prolongacion Paseo de la Reforma no. 600,
                              PB Colonia Santa Fe Pena Blanca
                              01210 Mexico D.F.

MOROCCO                       Banque Commerciale du Maroc                               Banque Commerciale du Maroc
                              2 Boulevard Moulay Youssef                                Casablanca
                              Casablanca 20000
                              MOROCCO

                                       5

COUNTRY                       SUB-CUSTODIAN                                             CORRESPONDENT BANK
-------                       -------------                                             ------------------

NAMIBIA                       Standard Bank Namibia Ltd                                 Standard Bank of South Africa Ltd
                              Mutual Platz - 3rd Floor                                  Johannesburg
                              P.O.Box 3327
                              Windhoek
                              NAMIBIA

NETHERLANDS                   ABN AMRO N.V.                                             Generale Bank
                              Securities Centre                                         Nederland N.V.
                              P O Box 3200                                              Rotterdam
                              4800 De Breda
                              NETHERLANDS

NEW ZEALAND                   National Nominees Limited                                 National Bank of New Zealand Wellington
                              Level 2 BNZ Tower
                              125 Queen Street
                              Auckland
                              NEW ZEALAND

NORWAY                        Den Norske Bank                                           Den Norske Bank
                              Kirkegaten 21                                             Oslo
                              Oslo 1
                              NORWAY

PAKISTAN                      Citibank N.A.                                             Citibank N.A.
                              I.I. Chundrigar Road Karachi
                              AWT Plaza
                              Karachi
                              PAKISTAN

                              Deutsche Bank A. G.                                       Deutsche Bank A. G.
                              Unitowers                                                 Karachi
                              I.I. Chundrigar Road
                              Karachi
                              PAKISTAN

PERU                          Citibank, N.A.                                            Citibank NA.
                              Camino Real 457                                           Lima
                              CC Torre Real - 5th Floor
                              San Isidro, Lima 27
                              PERU

PHILIPPINES                   The Hongkong and Shanghai                                 The Hongkong and Shanghai
                              Banking Corporation Limited                               Banking Corporation Limited
                              Hong Kong Bank Centre 3/F                                 Manila
                              San Miguel Avenue
                              Ortigas Commercial Centre
                              Pasig Metro Manila
                              PHILIPPINES

                                       6

COUNTRY                       SUB-CUSTODIAN                                             CORRESPONDENT BANK
-------                       -------------                                             ------------------

POLAND                        Bank Polska Kasa Opieki S.A.                              Bank Polska Kasa Opieki S.A.
                              Curtis Plaza                                              Warsaw
                              Woloska 18
                              02-675 Warsaw
                              POLAND

                              FOR MUTUAL FUNDS:                                         Bank Polska Kasa Opieki SA.
                              Bank Handlowy W. Warszawie. S.A.                          Warsaw
                              Custody Dept.
                              Capital Markets Centre
                              Ul, Nowy Swiat 6/12
                              00-920 Warsaw
                              POLAND

PORTUGAL                      Banco Espirito Santo e Comercial de Lisboa                Banco Nacional Ultra Marino
                              Servico de Gestaode Titulos                               Lisbon
                              R. Mouzinho da Silveira, 36 r/c
                              1200 Lisbon
                              PORTUGAL

RUSSIA                        Chase Manhattan Bank International ("CMBI")               The Chase Manhattan Ban
                              1st Tverskaya - Yamskaya, 23                              New York
                              125047 Moscow                                             A/C The Chase Manhattan
                              Russia                                                    London (US$ Nostro
                                                                                        Account)

SHANGHAI (CHINA)              The Hongkong and Shanghai                                 Citibank
                              Banking Corporation Limited                               New York
                              Corporate Banking Centre
                              Unit 504, 5/F Shanghai Centre
                              1376 Nanjing Xi Lu
                              Shanghai
                              THE PEOPLE'S REPUBLIC OF CHINA

SHENZHEN (CHINA)              The Hongkong and Shanghai                                 The Chase Manhattan Bank
                              Banking Corporation Limited                               Hong Kong
                              1st Floor
                              Central Plaza Hotel
                              No.1 Chun Feng Lu
                              Shenzhen
                              THE PEOPLE'S REPUBLIC OF CHINA

SINGAPORE                     The Chase Manhattan Bank,                                 The Chase Manhattan Bank,
                              Shell Tower                                               Singapore
                              50 Raffles Place
                              Singapore 0104
                              SINGAPORE

                                       7

COUNTRY                       SUB-CUSTODIAN                                             CORRESPONDENT BANK
-------                       -------------                                             ------------------

SLOVAK REPUBLIC               Ceskoslovenska Obchodni Bank, A.S.                        Ceskoslovenska Obchodni Banka
                              Michalska 18                                              Slovak Republic
                              815 63 Bratislava
                              SLOVAK REPUBLIC

SOUTH AFRICA                  Standard Corporate and Merchant Bank                      Standard Corporate and
                              46 Marshall Street                                        Merchant Bank
                              Johannesburg 2001                                         South Africa
                              SOUTH AFRICA

SOUTH KOREA                   The Hongkong & Shanghai                                   The Hongkong & Shanghai
                              Banking Corporation Limited                               Banking Corporation Limited
                              6/F Kyobo Building                                        Seoul
                              #1 Chongro, 1-ka Chongro-Ku,
                              Seoul
                              SOUTH KOREA

SPAIN                         The Chase Manhattan Bank.                                 Chase Manhattan Bank,
                              Paseo de la Castellana, 51                                Madrid
                              28046 Madrid
                              SPAIN

SRI LANKA                     The Hongkong & Shanghai                                   The Hongkong & Shangai
                              Banking Corporation Limited                               Banking Corporation Limited
                              Unit #02-02 West Block,                                   Colombo
                              World Trade Center
                              Colombo 1,
                              SRI LANKA

SWEDEN                        Skandinaviska Enskilda Banken                             Svenska Handelsbanken
                              Kungstradgardsgatan 8                                     Stockholm
                              Stockholm S-106 40
                              SWEDEN

SWITZERLAND                   Union Bank of Switzerland                                 Union Bank of Switzerland
                              45 Bahnhofstrasse                                         Zurich
                              8021 Zurich
                              SWITZERLAND

TAIWAN                        The Chase Manhattan Bank,                                 No correspondent Bank
                              14th Floor,
                              2, Tun Hwa S. Road Sec. 1
                              Taipei
                              TAIWAN
                              Republic of China

                                       8

COUNTRY                       SUB-CUSTODIAN                                             CORRESPONDENT BANK
-------                       -------------                                             ------------------

THAILAND                      The Chase Manhattan Bank,                                 The Chase Manhattan Bank,
                              Bubhajit Building                                         Bangkok
                              20 North Sathorn Road
                              Silom, Bangrak
                              Bangkok 10500
                              THAILAND

TUNISIA                       Banque Internationale Arabe de Tunisie                    Banque Internationale Arabe de
                              70-72 Avenue Habib Bourguiba                              Tunisie, Tunisia
                              P.O. Box 520
                              1080 Tunis Cedex
                              TUNISIA

TURKEY                        The Chase Manhattan Bank,                                 The Chase Manhattan Bank,
                              Emirhan Cad. No: 145                                      Istanbul
                              Atakule, A Blok Kat:11
                              80700-Dikilitas/Besiktas
                              Istanbul
                              TURKEY

U.K.                          The Chase Manhattan Bank,                                 The Chase Manhattan Bank,
                              Woolgate House                                            London
                              Coleman Street
                              London EC2P 2HD
                              UNITED KINGDOM

URUGUAY                       The First National Bank of Boston                         The First National Bank of Boston
                              Zabala 1463                                               Montevideo
                              Montevideo
                              URUGUAY

U.S.A.                        The Chase Manhattan Bank,                                 The Chase Manhattan Bank,
                              1 Chase Manhattan Plaza                                   New York
                              New York
                              NY 10081
                              U.S.A.

VENEZUELA                     Citibank N.A.                                             Citibank N.A.
                              Carmelitas a Altagracia                                   Caracas
                              Edificio Citibank
                              Caracas 1010
                              VENEZUELA

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COUNTRY                       SUB-CUSTODIAN                                             CORRESPONDENT BANK
-------                       -------------                                             ------------------

ZAMBIA                        Barclays Bank of Zambia                                   Barclays Bank of Zambia
                              Kafue House                                               Lusaka
                              Cairo Road
                              P.O.Box 31936
                              Lusaka
                              ZAMBIA

ZIMBABWE                      Barclays Bank of Zimbabwe                                 Barclays Bank of Zimbabwe
                              Ground Floor                                              Harare
                              Tanganyika House
                              Corner of 3rd Street & Union Avenue
                              Harare
                              ZIMBABWE

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